                                                                   Exhibit 10.51


                        FOURTH AMENDMENT TO LEASE BETWEEN

                      SCIENCE PARK DEVELOPMENT CORPORATION

                                       and

                        GENAISSANCE PHARMACEUTICALS, INC.






Date:    September 30, 2001

         This Fourth Amendment to Lease (this "Fourth Amendment") is made and entered into as of the 30th day of September, 2001 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut corporation having a principal place of business at 25 Science Park, Suite 223, New Haven, Connecticut 06511 (herein referred to as "LANDLORD") and GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation having a principal place of business at Five Science Park, New Haven, Connecticut 06511 (herein referred to as "TENANT").

         WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of September 15, 1998 (the "ORIGINAL LEASE") as amended by First Amendment to Lease (the "FIRST AMENDMENT") and Second Amendment to Lease (the "SECOND AMENDMENT"), each dated December 1, 1999 and Third Amendment to Lease dated June 1, 2000 (the "THIRD AMENDMENT")(collectively, the Original Lease, the First Amendment, the Second Amendment and the Third Amendment shall hereinafter be referred to as the "LEASE");

         WHEREAS, pursuant to the Lease, Tenant leases from Landlord certain space in the buildings known as Building 5 North and Building 5 South in Science Park, New Haven, Connecticut;

         WHEREAS, Tenant has requested to lease from Landlord approximately 4,986 rentable square feet of space on the East wing of the third floor of Building 5 North as shown on the floor plan attached hereto as EXHIBIT A-1 (the "FOURTH AMENDMENT SPACE"), upon and subject to the terms, covenants and conditions contained in the Lease as modified by this Fourth Amendment; and

         WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, Landlord and Tenant hereby agree as follows (capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Lease):

1. REPRESENTATION AS TO CONDITION OF FOURTH AMENDMENT SPACE; DELIVERY OF POSSESSION OF FOURTH AMENDMENT SPACE; ASBESTOS AND LEAD-BASED PAINT. Landlord represents that the Fourth Amendment Space will be delivered to Tenant in a vacant, broom clean condition, free of all furnishings, equipment, litter and debris and with all electrical, mechanical, plumbing and building systems in working order. Subject to the foregoing representations, upon the Fourth Amendment Lease Commencement Date (as hereinafter defined), Landlord shall deliver to Tenant, and Tenant shall accept from Landlord, possession of the Fourth Amendment Space in its present as-is condition. Tenant, at its sole expense, shall cause to be performed: (i) an investigation to determine the presence of lead in paint or other surface coverings in the Fourth Amendment Space, which investigation is to be performed by a lead abatement contractor or lead consultant contractor duly licensed by the Commissioner of Public Health of the State of Connecticut (the "COMMISSIONER"), and (ii) an investigation to determine the presence of asbestos-containing material (as defined in C.G.S.
Section 19a-332) in the Fourth Amendment Space, which investigation is to be performed by an asbestos contractor or an asbestos


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


consultant who has been issued a license or certificate by the Commissioner, and Tenant shall within thirty (30) days after the Fourth Amendment Lease Commencement Date (as hereinafter defined) deliver to Landlord a copy of the written reports of the contractors and/or consultants who perform such investigations (which reports are herein called the "ENVIRONMENTAL SURVEY"). If the Environmental Survey reveals the presence of lead and/or asbestos-containing material in the Fourth Amendment Space, then Tenant, at its election, may engage contractors duly-licensed by the Commissioner to remove the same and/or take such other remediation action as may be recommended in writing by such contractors (the "REMEDIATION WORK"). In the event Tenant elects to perform Remediation Work, Tenant shall be responsible for the first $10,000 of the cost of the Remediation Work. If the cost of the Remediation Work exceeds $10,000, then Landlord and Tenant shall each pay for 50% of such excess above the first $10,000. Landlord shall remit to Tenant Landlord's share of the cost of the Remediation Work within ten (10) days following receipt of a request therefor and copies of invoices from contractors for the Remediation Work performed.

2. FOURTH AMENDMENT LEASE COMMENCEMENT DATE. Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord the Fourth Amendment Space, upon and subject to the terms of the Lease, as modified by this Fourth Amendment. Landlord shall deliver, and Tenant shall accept, exclusive possession of the Fourth Amendment Space on the date Tenant receives written notice from Landlord that the Fourth Amendment Space is in a vacant, broom clean condition, free of all furnishings, equipment, litter and debris, and is otherwise in the condition required pursuant to Section 1 hereof and available for commencement of the Tenant's Work (as hereinafter defined) (the "FOURTH AMENDMENT LEASE COMMENCEMENT DATE").

3. FOURTH AMENDMENT SPACE. Commencing on the Fourth Amendment Lease Commencement Date, the Leased Premises shall be deemed to include the Fourth Amendment Space for all purposes under the Lease, and the terms, covenants and conditions of the Lease, as modified by this Fourth Amendment, shall govern the rights, obligations and liabilities of Landlord and Tenant with respect to the Fourth Amendment Space.

4. TERM AND EXTENSION OPTIONS. The definitions of "Expiration Date" and "Term" set forth in the Lease are hereby deleted. Notwithstanding anything to the contrary contained in the Lease: (i) "Expiration Date" shall mean the day immediately preceding the fifth (5th) anniversary of the Fourth Amendment Lease Commencement Date, as same may be extended pursuant to the Lease as amended by this Fourth Amendment", and (ii) "Term" shall mean the period of time measured from March 1, 1999 to and including the Expiration Date as herein defined. The two 5-year Extension Options granted in Section 2.2 of the Original Lease shall apply to the entire Leased Premises, including without limitation, the Fourth Amendment Space, and, notwithstanding anything to the contrary contained in the Lease, the first five-year Extension Term (as defined in Section 2.2 of the Original Lease) shall commence immediately upon the expiration of the Term, and the second five-year Extension Term shall commence upon the expiration of the first Extension Term, in each case, if so elected by Tenant. Tenant may not exercise an Extension Option with respect to less than the entire Leased Premises.


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


5.   RENT COMMENCEMENT DATE.


     A. FOURTH AMENDMENT SPACE. Subject to extensions pursuant to Section 2.3C. of the Original Lease, the Rent Commencement Date with respect to the Fourth Amendment Space (the "FOURTH AMENDMENT RENT COMMENCEMENT DATE") shall mean the earlier of: (i) the date of the issuance of a temporary or permanent certificate of occupancy for all or any portion of the Tenant's Work in the Fourth Amendment Space, or (ii) five (5) months after the Fourth Amendment Lease Commencement Date.

     B. INTERPRETATION. In interpreting the provision of Section 2.3C of the Original Lease to this Fourth Amendment the term, "Tenant's Work" as used therein shall mean "Tenant's Work" as defined herein, and the term, "Rent Commencement Date" as used therein shall mean "Fourth Amendment Rent Commencement Date" as defined herein. At the request of either Landlord or Tenant, Landlord and Tenant shall execute and deliver to each other a writing confirming the Fourth Amendment Rent Commencement Date.

6.   RENT.

     A. BASE RENT - INITIAL TERM.

        (i) Tenant shall pay to Landlord Base Rent with respect to the Fourth Amendment Space at the rate of Nine Dollars and Fifty Cents ($9.50) per rentable square foot of the Fourth Amendment Space per annum commencing on the Fourth Amendment Rent Commencement Date, and continuing thereafter until the end of the Term. Landlord and Tenant hereby stipulate to the rentable area of the Fourth Amendment Space as set forth in the third Whereas clause to this Fourth Amendment.

        (ii) Notwithstanding the provisions of Section 3.1A of the Original Lease, Section 7(a) of the First Amendment, and Section 11(a) of the Second Amendment, commencing on March 1, 2004 and continuing thereafter until the end of the Term, Tenant shall pay to Landlord Base Rent with respect to the Leased Premises (as defined in Section 1.1 (a) of the Original Lease),the First Amendment Space (as defined in the second Whereas clause of the First Amendment), and the Additional Space (as defined in the fifth Whereas clause of the Second Amendment, excluding, however, the rentable area of the Bridge, as defined in said Whereas clause), at the rate of Sixteen Dollars and Five Cents ($16.05) per rentable square foot per annum.

        (iii) Notwithstanding the provisions of Section 10B of the Third Amendment, commencing on March 1, 2004 and continuing until the end of the Term, Tenant shall pay to Landlord Base Rent with respect to the 1st Floor East Wing Space and the Third Floor Space (in each case, as defined in the Third Amendment) at the rate of Nine Dollars and Fifty Cents ($9.50) per rentable square foot per annum.

        (iv) Notwithstanding the provisions of Section 10B of the Third Amendment, commencing on March 1, 2004 and continuing until the end of the Term, Tenant shall pay to Landlord Base Rent with respect to the Penthouse (as defined in the Third Amendment) at the rate of Fourteen Dollars and Fifty-Six Cents ($14.56) per rentable square foot of the Penthouse per annum.


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


     B. BASE RENT - EXTENSION TERMS. Notwithstanding Section 3.1C of the Original Lease or anything else to the contrary contained in the Lease, during the first 5-year Extension Term, if any, and the second 5-year Extension Term, if any, respectively, with respect to the Fourth Amendment Space, Tenant shall pay to Landlord a Base Rent equal to ninety percent (90%) of the then fair market value rent for the Fourth Amendment Space as determined by mutual agreement between the parties, or if the parties fail to agree, as shall be determined by arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association then in effect. In the event arbitration is necessary, Landlord and Tenant shall each select one arbitrator, each of whom shall be a commercial real estate broker with at least ten (10) years of experience in the New Haven commercial real estate market. If the two arbitrators are unable to agree on the fair market value rent within fifteen days of their selection, they shall appoint a third arbitrator and the determinations of fair market value rent by the third arbitrator so selected shall be final. The decision of the arbitrators shall be binding on the parties. Each party shall pay the fees and expenses of the arbitrator it selects and the fees and expenses of the third arbitrator, if one is necessary, shall be shared equally by the parties.

     C. ADDITIONAL RENT. Commencing on the Fourth Amendment Rent Commencement Date and continuing thereafter until the Expiration Date of the Lease, Tenant shall: (i) pay for electricity and gas consumed in the portion of the Fourth Amendment Space in question in accordance with Section 3.4 of the Original Lease, (ii) pay Additional Rent with respect to the portion of the Fourth Amendment Space in question in accordance with Section 3.5 of the Original Lease, as modified by the Third Amendment and this Fourth Amendment.

     D. OPERATING EXPENSE PAYMENTS - FOURTH AMENDMENT SPACE. In addition to Base Rent and other Additional Rent due and payable by Tenant pursuant to the other provisions of this Lease, Tenant shall pay to Landlord, as Additional Rent, commencing on the Fourth Amendment Rent Commencement Date, an amount equal to Tenant's OE Share (as herein defined) of Operating Expenses paid or incurred by Landlord during the Term of the Lease or any Extension Term, regardless of whether any Operating Expense Year occurs in whole or in part during the Term or any Extension Term; provided, however, that for purposes of calculations made under this Section 6D, in no event shall Landlord charge Tenant more than Tenant's OE Share of 100% of the actual cost of Operating Expenses incurred by Landlord. Additional Rent due and payable by Tenant to Landlord pursuant to this Paragraph 6 D shall be paid in accordance with the provisions of Section 10D of the Third Amendment, except that:

        (i) The Operating Expense Cap, as defined in Paragraph 37.1 (h) of the Lease, shall not apply to the Fourth Amendment Space (as defined herein).

        (ii) The first Operating Expense Year shall commence on the Fourth Amendment Rent Commencement Date (as defined herein) and shall end on the following December 31.

        (iii) For purposes of this Paragraph 6D, "Tenant's OE Share" shall mean a fraction, the numerator of which shall be 4,986 and the denominator of which shall be the total number of rentable square feet in the Building, including without limitation, the total number of rentable square feet contained in the Bridge and the First Floor Walkway.

     E. OPERATING EXPENSE PAYMENTS - FIRST AMENDMENT SPACE. Effective as of the Fourth Amendment Lease Commencement Date, Section 37.3 of the First Amendment is hereby amended by deleting the phrase, "commencing in the fifth (5th) Operating Expense Year" from the fourth line and substituting, "commencing on January 1, 2005".


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


7. DEFINITIONS. For purposes of calculating "Tenant's Pro-Rata Share" under
Section 11 of the Third Amendment, commencing on the Fourth Amendment Rent Commencement Date, there shall be added to the numerator of the fraction referred to therein the total number of rentable square feet in the Fourth Amendment Space (as defined herein).

8.   TAX PAYMENT.

     A. Commencing on the Fourth Amendment Rent Commencement Date, Section 12 of the Third Amendment, Section 13 of the Second Amendment, and subparagraph 9(a)(ii) of the First Amendment are hereby deleted and substituted therefor is the following:

          "Commencing on the Fourth Amendment Rent Commencement Date (as defined in the Fourth Amendment), Tenant shall pay to Landlord as Additional Rent due hereunder, for any Tax Year, any part of which occurs after the Fourth Amendment Rent Commencement Date and during the Term or any Extension Term, an amount (the "TAX PAYMENT") equal to: (i) Tenant's Pro-Rata Share (as defined in the Third Amendment, as modified by Paragraph 7 of the Fourth Amendment) of the Taxes attributable to the Base Building, plus (ii) 100% of the Taxes attributable to Tenant's Work (which for purposes of the balance of this Article 4 shall mean collectively Tenant's Work as defined under the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment)."

     B. It is the parties' intent that the provisions of Sections 9(a)(iii), 9(b) and 9(c) of the First Amendment apply generally to the Second Amendment, the Third Amendment and this Fourth Amendment and govern specifically the parties' rights and obligations with respect to Tax Payments, Enterprise Zone benefits and apportionment of both hereunder.

9. PARKING. The rental of the Fourth Amendment Space will include the use of 15 parking spaces in addition to the forty-seven (47) parking spaces provided for under the Third Amendment, the eighty (80) parking spaces provided for under the Original Lease, the twenty-five (25) parking spaces provided for under the First Amendment and the fifty (50) parking spaces provided for under the Second Amendment. The term "TENANT'S PARKING SPACES" shall be amended to include such additional 15 parking spaces, bringing the total of Tenant's Parking Spaces to two hundred and seventeen (217). Said additional 15 parking spaces shall be made available to Tenant as of the date Tenant takes occupancy of the Fourth Amendment Space for the purpose of conducting its business therein.

10. TENANT'S WORK. Tenant, at Tenant's expense, agrees to make improvements to the Fourth Amendment Space pursuant to plans and specifications approved by Landlord. Such improvements shall be deemed "TENANT'S WORK" and such plans and specifications shall be deemed "TENANT'S PLANS", and the terms of Section 2.7(a) of the Original Lease shall govern the approval of same. Tenant shall proceed with reasonable due diligence to perform Tenant's Work following the issuance of a building permit therefor.

11. SUBORDINATION AND NON-DISTURBANCE. As used herein, the term "LANDLORD'S LENDER" shall mean and refer to the Connecticut Housing Finance Authority ("CHFA"), the Connecticut Development Authority ("CDA") and each future lender who may from time to time extend credit to Landlord which extensions of credit may be secured in whole or in part by a mortgage, deed of trust, ground lease or other security interest affecting the real property of which the Fourth Amendment Space is a part. Tenant's obligations under this Fourth Amendment are subject to receipt of non-disturbance agreements from CDA and CHFA, both of which shall be substantially similar in form and content to the form of Non-Disturbance, Subordination and Attornment received from CDA and CHFA in connection with the execution of the Third Amendment. Provided CHFA and CDA execute and deliver said non-disturbance agreements, the Lease, as modified by this Fourth Amendment, shall be subject and subordinated to: (a) all security interests in favor of CHFA and CDA affecting the Leased Premises, including without limitation the Fourth Amendment Space, or the property of which the Leased Premises are a part, and (b) all present and future mortgages, deeds of trust and other security interests, including leasehold mortgages, granted by Landlord in favor of CHFA and CDA and affecting the Leased Premises, including without limitation the Fourth Amendment Space, or the property of which the Leased Premises are a part. Tenant agrees to execute, at no expense to Landlord, any instrument which may reasonably be deemed necessary or desirable by Landlord, CHFA or CDA or to further effect the subordination of the Lease, as modified by this Fourth Amendment to Lease, to any such security interest, provided however, Tenant's non-disturbance rights are not affected. The Tenant's failure to strictly comply with this section will constitute an Event of Default under this Lease.

12. CII LOAN. Section 15.1B of the Original Lease is hereby modified to permit Tenant to assign its right, title and interest in and to this Fourth Amendment without Landlord's consent to CII as collateral security for any loan, or to any Tenant's Lender as collateral security for a similar loan to Tenant. Tenant's Lender, including, without limitation, CII, shall be entitled to assign its rights under this Fourth Amendment or to sublet the Fourth Amendment Space to any entity, subject to the provisions set forth in subsections 15.1B(a)-(d) of the Original Lease. Tenant's obligations under this Fourth Amendment are also subject to CII's approval of this Fourth Amendment.

13. RIGHT OF SECOND OFFER - VION BUILDING 4 SPACE. Effective as of the full execution of this Fourth Amendment, Section 1.3A of the Original Lease shall be amended so that as amended it shall read in its entirety as follows:

        "A. VION SPACE. Subject to only the right of first offer in favor of Connecticut Innovations, Inc.("CII") for the benefit of prospective tenants funded in part by CII, Tenant will have a one-time option to lease all but not less than all of that certain space (the "VION SPACE") in Building 4 of Science Park consisting of approximately 19,738 rentable square feet of office, laboratory, storage and mechanical space and presently occupied or leased by Vion Pharmaceuticals, Inc. ("VION"), on the same terms and conditions as set forth in the Original Lease, except for Base Rent and Additional Rent by way of a pass-through for Operating Expenses, for the balance of the Term and any Extension Term. Base Rent for the Vion Space shall be equal to the then fair market value rent for the Vion Space which fair market value rent shall be determined by Landlord. In addition to Base Rent and other Additional Rent due and payable by Tenant pursuant to the other provisions of this Lease except for Operating Expenses,


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


Tenant shall pay to Landlord, as Additional Rent for the Vion Space, an amount equal to Tenant's OE Share (as defined below in this Section 1.3A) of Operating Expenses in accordance with the provisions of Section 10 D of the Third Amendment, except that: (i) Tenant's obligation to pay Base Rent and Additional Rent, including without limitation, Tenant's OE Share of Operating Expenses, shall commence on the date (the "VION SPACE RENT COMMENCEMENT DATE") which is 10 business days after Tenant notifies Landlord that it is exercising its option to lease the Vion Space and provided Landlord has delivered the Vion Space to Tenant upon Tenant's exercise of its option in a vacant, broom-clean condition and with all electrical, mechanical, plumbing and building systems in working order; (ii) "Operating Expenses" shall have the meaning given to such term in Paragraph 37.1 (e) of the Lease, as qualified by Paragraph 37.1 (f) of the Lease; (iii) the "Operating Expense Cap", as defined in Paragraph 37.1 (h) of the Lease, shall not apply to the Vion Space; (iv) "Building" shall mean Building 4 of Science Park, having an address of 375 Winchester Avenue, New Haven, Connecticut; (v) "Operating Expense Year" shall mean the period commencing on the Vion Space Rent Commencement Date occurs and ending on the December 31 next following the Vion Space Rent Commencement Date and each calendar year thereafter any portion of which occurs during the Term of the Lease; (vi) "Tenant's OE Share" shall mean a fraction, the numerator of which is 19,738, and the denominator of which shall be the total number of rentable square feet in the Building; which Landlord represents is approximately 41,338 rentable square feet; and Tenant shall be entitled to any Enterprise Zone benefits flowing from its lease or improvement of the Vion Space. The same amount of parking spaces that Landlord is prepared to offer to another tenant shall be offered to Tenant with the Vion Space.

As part of the other Additional Rent due and payable by Tenant pursuant to the other provisions of this Lease with respect to the Vion Space, Tenant shall pay for electricity and gas consumed on the Vion Space in the manner set forth in the Utilities Rider attached to this Lease as EXHIBIT C, and shall pay Tenant's Pro-Rata Share (as defined in this Section 1.3A) of Taxes assessed on Building 4 in accordance with Article 4 of the Lease. A separate tax calculation for the Vion Space shall be computed under Article 4. For purposes of such calculation, the term "Tenant's Pro-rata Share" shall mean a fraction, the numerator of which is 19,738, and the denominator of which shall be the total number of rentable square feet in Building 4.

Provided that CII does not exercise its right of first offer with respect to the Vion Space, Landlord shall notify Tenant in writing of the availability thereof as soon as CII refuses or permits its right to lease the Vion Space to expire, including the proposed fair market value rent and number of parking spaces Landlord is prepared to offer to another tenant. In order to exercise its option to lease the Vion Space, Tenant must notify Landlord in writing within ten (10) business days after Tenant's receipt of written notice from Landlord of the availability thereof, with time being of the essence. If Tenant fails to so exercise said option in a timely manner, Landlord shall be free to lease said space for a term or terms and for a rental or rentals and upon such other terms as Landlord in its sole discretion determines. Notwithstanding the foregoing, before leasing the Vion Space in question to a third party for a total effective rent that is ninety-five (95%) percent of, or less than ninety-five (95%) percent of the total effective rent at which Landlord offered the space to Tenant, Landlord must re-offer such Vion Space to Tenant by written notice at the same rent (and number of parking spaces) that Landlord is prepared to accept from a third party. Tenant shall have five (5) business days from receipt of Landlord's re-offer to accept the said Vion Space at the said effective rent or Landlord shall be free to lease the said Vion Space to a third party.

         Tenant, at its sole expense, shall cause to be performed: (i) an investigation to determine the presence of lead in paint or other surface coverings in the Vion Space, which investigation is to be performed by a lead abatement contractor or lead consultant contractor duly licensed by the Commissioner of Public Health of the State of Connecticut (the "COMMISSIONER"), and (ii) an investigation to determine the presence of asbestos-containing material (as defined in C.G.S. Section 19a-332) in the Vion Space, which investigation is to be performed by an asbestos contractor or an asbestos consultant who has been issued a license or certificate by the Commissioner, and Tenant shall within thirty (30) days after the Vion Space Rent Commencement Date deliver to Landlord a copy of the written reports of the contractors and/or consultants who perform such investigations (which reports are herein called the "ENVIRONMENTAL SURVEY"). If the Environmental Survey reveals the presence of lead and/or asbestos-containing material in the Vion Space, then Tenant, at its election, may engage contractors duly-licensed by the Commissioner to remove the same and/or take such other remediation action as may be recommended in writing by such contractors (the "REMEDIATION WORK"). In the event Tenant elects to perform Remediation Work, Tenant shall be responsible for the first $10,000 of the cost of the Remediation Work. If the cost of the Remediation Work exceeds $10,000, then Landlord and Tenant shall each pay for 50% of such excess above the first $10,000. Landlord shall pays its share of the cost within ten (10) business days after receipt of an invoice therefor, together with a copy of the executed contract for the performance of the Remediation Work."

14. AMENDED NOTICE OF LEASE. Article 30 of the Original Lease is hereby amended to provide that at the request of either party, the notice of lease relating to the Original Lease shall be amended to reflect the addition of the Fourth Amendment Space, and Tenant's option to lease the Vion Space.

15. EFFECT. The Lease, as modified by this Fourth Amendment, remains in full force and effect.

16. MERGER. All understandings, letters of intent or agreements between Tenant and Landlord, which predate this Fourth Amendment are merged herein. No oral statements or representations or prior written communications by or between the parties dealing with the subject matter of this Fourth Amendment shall be binding or effective. This Fourth Amendment and the Lease are the sole and complete expression of the agreement between Landlord and Tenant as to the subject matter thereof.

17. SEVERABILITY. If any of the provisions of this Fourth Amendment, or its application, is held by any court or in arbitration to be invalid or inapplicable, such decision shall not affect any other term, provision, covenant or condition of this Fourth Amendment. Notwithstanding the foregoing, if the invalid provision has the effect of reducing the rent to be paid by Tenant, Landlord may cancel the Lease.

18. GOVERNING LAW. The laws of the State of Connecticut will govern the interpretation of this Fourth Amendment.

19. BINDING NATURE AND TIME IS OF THE ESSENCE. This Fourth Amendment shall be binding upon the parties hereto and upon their heirs, administrators, executors, successors and assigns,


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


and shall not be construed against the party that drafted it. The paragraph headings are for the parties' convenience and shall not be deemed to effect the meaning of this Fourth Amendment or otherwise. Time is of the essence with respect to all dates and time periods set forth in this Fourth Amendment.

20. COUNTERPARTS. This Fourth Amendment may be executed in two of more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same instrument.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENIONALLY LEFT BLANK]
















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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


SCIENCE PARK DEVELOPMENT CORPORATION



By:      /s/ Richard J. Grossi
         ---------------------------------
         Richard J. Grossi, Its Chairman
         Duly Authorized


GENAISSANCE PHARMACEUTICALS, INC.



By:      /s/ Kevin Rakin
         ---------------------------------
         Name: Kevin Rakin
         Title: President and CFO
         Duly Authorized

Pursuant to Section 34.2 of the Lease dated September 15, 1998 by and between Science Park Development Corporation and Genaissance Pharmaceuticals, Inc., the undersigned hereby consent to the foregoing Fourth Amendment to Lease.

CONNECTICUT DEVELOPMENT AUTHORITY


By:      /s/ Douglas G. Twele               Date: 11/8/01
         -------------------------------
         Print Name: Douglas G. Twele
         Print Title: Vice President

THE CONNECTICUT HOUSING FINANCE AUTHORITY


By:      /s/ Gary E. King                   Date: 11/7/01
         -------------------------------
         Print Name: Gary E. King
         Print Title: President Executive Director

CONNECTICUT INNOVATIONS, INC.


By:      /s/ Victor R. Budnick              Date: 11/8/01
         -------------------------------
         Print Name: Victor R. Budnick
         Print Title: President





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





                                   EXHIBIT A-1

                      FLOOR PLAN OF FOURTH AMENDMENT SPACE



























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